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                                                                   EXHIBIT 10.12


                         EXECUTIVE EMPLOYMENT AGREEMENT


     THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 10th day of March, 1999 between WILLIAM P. ANDERSON, III, an individual resident of the State of Florida ("Executive"), and INTELLIGENT LIFE CORPORATION, a Florida corporation with its principal place of business located in North Palm Beach, Florida (the "Company").

     WHEREAS, the Company desires to employ Executive as the Chief Executive Officer of the Company, and Executive desires to accept said employment from the Company; and

     WHEREAS, the Company and Executive have agreed upon the terms and conditions of Executive's employment with the Company and the parties desire to express the terms and conditions in this employment agreement.

     WHEREAS, the Company and the Executive have entered into that certain Restricted Stock Grant between the Company and Executive dated as of March 23, 1998; that certain Promissory Note dated March 23, 1998, that certain Severance Agreement between the Company and the Executive dated as of March 23, 1998 (the "Severance Agreement"), that certain Noncompetition Agreement between the Company and the Executive dated as of November 28, 1998 (the "Noncompetition Agreement"), that certain Employee Nondisclosure and Developments Agreement between the Company and Executive dated as of November 28, 1998 ("Nondisclosure Agreement") and that certain Cancellation and Stock Purchase Agreement between the Company and the Executive dated March 10, 1999 (the "Cancellation Agreement") (the Severance Agreement, Noncompetition Agreement, Nondisclosure Agreement and the Cancellation Agreement and all other prior agreements between the Company and Executive not otherwise stated herein are collectively referred to as "Prior Agreements") and desire to more fully expand the terms and conditions of the Executives employment with the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

1.  Employment of Executive.  The Company hereby employs Executive, and
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Executive hereby accepts such employment from the Company, under the terms of this Agreement for a period beginning on the Effective Date and terminating on the second anniversary thereof (the "Term"), unless this Agreement is otherwise extended or terminated pursuant to the provisions of Section 6 hereof. This Agreement replaces and supersedes all Prior Agreements as herein defined, and is, in its entirety, the sole agreement of employment between the Company and the Executive.
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2.  Duties.  During the Term of this Agreement, Executive shall be employed as
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the Chief Executive Officer of the Company. Executive's responsibilities as
Chief Executive Officer shall include the management of the affairs of the Company, including without limitation, oversight of the Company's strategic technology and market development programs, and other duties as may be assigned to Executive by the Board of Directors from time to time. The Executive shall devote his full business time, attention, skill, energies and efforts to the diligent performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with the Company's policy.

3.  Base Salary.  Executive's base salary commencing on March 10, 1999 and
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during the Term and any Renewal Term(s) (as defined below) of this Agreement shall be equal to $275,000 per annum (the "Base Salary"), which amount may be subject to adjustment annually at the discretion of the Company. The Base Salary shall be paid to Executive by the Company monthly in arrears or in accordance with the Company's regular payroll practice as in effect from time to time.

4.  Annual Bonus.  Immediately following completion of each fiscal year of the
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Company and no later than four (4) months after such date, Executive may receive, in the sole discretion of the Board of Directors, an annual bonus ("Annual Bonus") for such year in addition to the Base Salary.

5.  Benefits and other Compensation.  Commencing on the date of this Agreement
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and during the Term of this Agreement, the Company shall provide the benefits described below.

     (a) Management Stock Incentive Program. The Executive shall be eligible to
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participate in the Company's stock option, stock purchase or other stock incentive plan(s) to the extent generally available to executive officers of the Company and shall be eligible for the grant of stock options, restricted stock and other awards thereunder as determined by the Board of Directors. The Executive shall be granted an option under the Intelligent Life Corporation 1999 Equity Compensation Plan (the "Equity Plan") to acquire 71,700 shares of the Company's common stock at an exercise price of $14.84 per share, subject to such other terms as specifically provided in the Incentive Stock Option Grant, dated of even date herewith.

     (b) Vacation.  Executive shall receive four (4) weeks paid vacation time
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each year.

     (c) Medical Insurance.  The Company shall provide Executive with medical
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insurance coverage for Executive and his immediate family in accordance with and subject to the terms of the Company's medical insurance plan, if any, as it exists from time to time.

     (d) Expenses.  Executive shall be reimbursed monthly by the Company for the
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ordinary and necessary business expenses incurred by him in the performance of his duties for the Company; provided that Executive shall first document said business expenses in the manner generally required by the Company under its policies and procedures, and in any event, the manner required to meet applicable regulations of the Internal Revenue Service relating to the deductibility of such expenses.

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6.   Term and Termination.   Term and Termination are as follows:
     --------------------

     (a) The term of this Agreement (the "Term") shall commence on the Effective Date and end on the second anniversary thereof. The term shall be automatically extended for successive two (2) year periods ("Renewal Term(s)") unless either party hereto delivers to the other written notice three (3) months prior to the end of the Term of its desire to terminate this Agreement.

     (b) Any termination of employment, including an Involuntary Termination of Employment, shall be communicated by a written notice of termination (a "Notice of Termination") in accordance with Section 21 hereof.

7.   Severance Compensation upon Termination.  In the event of Executive's
     ---------------------------------------
Involuntary Termination of Employment, the Company shall pay to Executive, upon the Executive's execution and delivery of a release in form and substance reasonably satisfactory to the Chairman of the Board, subject to customary employment taxes and deductions, compensation as follows:

     (a) If such Involuntary Termination of Employment occurs during the first, second, third or fourth year of Executive's employment, the Company shall pay Executive his Base Salary and Benefits (as described in Section 5 hereof), in accordance with standard Company payroll policy for a period of six (6) months following Termination Date.

     (b) Any payments due under this Section 7 shall be in addition to and not in lieu of any payments or benefits accrued for Executive through the Termination Date under any other plan, policy or program of the Company.

     (c) Notwithstanding anything to the contrary, whether by the terms contained herein or in the Equity Plan or Incentive Stock Option Grant, upon cessation of his employment with the Company for any reason, Executive shall retain the incentive stock option granted to him pursuant to that certain Incentive Stock Option Grant of even date herewith until the end of the option term. In the event Executive's employment with the Company is terminated by the Company for any reason or is terminated by the Executive for Good Reason, this Option shall continue to vest and become exercisable in accordance with the vesting schedule set forth in the Stock Option Grant for a period of nine (9) months following the date of termination of employment.

8.   Executive Works.  Executive agrees that Executive will promptly disclose to
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the Company all Executive Works. Executive hereby irrevocably assigns to the
Company all right, title and interest in and to any and all Executive Works that relate to the Business of the Company, including all worldwide copyrights, trade secrets, patent rights, and all confidential, proprietary and property rights therein, and Executive will execute, without

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requiring the Company to provide any further consideration therefor, such confirmatory assignments, instruments and documents as the Company deems necessary or desirable in order to effect such assignment.

9.   Works Made for Hire.  The Company and Executive acknowledge that in the
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course of Executive's employment by the Company, Executive may from time to time create for the Company or its customers certain works of authorship. Such works may consist of manuals, documentation, pamphlets, instructional materials, videodisks, computer programs, user interfaces, tapes or other copyrightable material, or portions thereof, and may be created within or without the Company's facilities and before, during or after normal business hours. All such works related to or useful in the business of the Company are specifically intended to be works made for hire by Executive and owned by the Company or its customers, as applicable, and Executive shall cooperate with the Company in the protection of the Company or its customer's, as applicable, copyrights therein and, to the extent deemed desirable by the Company or its customers, as applicable, the registration of such copyrights.

10.  Products, Notes, Records and Software.  All memoranda, notes, records and
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other documents and computer software made or compiled by Executive or made available to him during the Term of this Agreement concerning the Company, including, without limitation, all customer data, billing information, service data, and other technical material, confidential information and trade secrets of the Company and its affiliates, shall be the Company's property and Executive shall deliver all such materials (and all copies thereof) to the Company within three (3) days after any termination of his employment with the Company.

11.  Nondisclosure.  Executive acknowledges and agrees that during the Term or
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any Renewal Term of this Agreement, he will have access to trade secrets and other confidential or proprietary information peculiar to the Company, the disclosure or use of which would injure the Company. Therefore, Executive agrees that he will not at any time during or after the Term or any Renewal Term of his employment by the Company reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business, technology or finances of the Company or of any third party that the Company is under and obligation to keep confidential (including but not limited to trade secrets or confidential information respecting inventions, products, designs, specifications, methods, know-how, techniques, systems processes, software programs, works of authorship, customer lists projects, plans and proposals), except as may be required in the ordinary course of performing his duties as an employee of the Company. Executive shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner which could reasonably be expected to injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company.

12.  Noncompetition.  During the time Executive is employed by the Company and
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for a period of two (2) years after termination of his employment, Executive will not singly,

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jointly, or as a partner, member, employee, agent, officer, director, stockholder (except as a holder of not more than five percent (5%) of the outstanding stock of any company listed on the a national securities exchange, or actively traded in a national over the counter market), consultant, independent contractor, or joint venturer of another Person, or in any other capacity, directly or beneficially, own manage, operate, join control, or participate in the ownership, management, operation or control of, or permit the use of his name by, or work for, or provide consulting, financial or other assistance to, or be connected in any manner with a Competing Business;

13.  Nonsolicitation.
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          (a) Customers.  During Executive's employment with the Company,
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Executive shall not, directly or indirectly without the Company's prior written consent, contact any customer of the Company with whom Executive had material contact by reason of his employment with the Company ("Customer"), in the Territory for business purposes unrelated to furthering the Business of the Company. For a period of two (2) years following any termination of Executive's employment with the Company, Executive shall not, directly or indirectly, in the Territory, (i) contact, solicit, divert or take away, any Customer for purposes of, or with respect to, selling a product or service which competes with the Business of the Company, or (ii) take any affirmative action in regard to establishing or continuing a relationship with a Customer for purposes of making, or which directly or indirectly results in, a sale of a product or service which competes with the Business of the Company.

          (b) Employees.  During the Term of Executive's employment with the
              ---------
Company and for a period of two (2) years following termination of Executive's employment with the Company, Executive shall not, directly or indirectly, recruit or hire, or attempt to recruit or hire, any other employees of the Company who were employed by the Company during the Term of Executive's employment with the Company and who are actively employed at the time of the solicitation or attempted solicitation.

14.  Remedy for Breach.  Executive agrees that the Company's remedies at law
     -----------------
of the Company for any actual or threatened breach by Executive of any of the covenants contained in Paragraphs 8 through 13 of this Agreement would be inadequate and that the Company shall be entitled to specific performance by Executive of the covenants in such paragraphs or injunctive relief against activities in violation of such paragraphs, or both, by temporary or permanent injunction or other appropriate judicial remedy, writ or order, in addition to any damages and legal expenses (including attorney's fees) which the Company may be legally entitled to recover. Executive acknowledges and agrees that the covenants contained in Paragraphs 8 through 13 of this Agreement shall be construed as agreements independent of any other provision of this or any other contract between the parties hereto, and that the existence of any claim or cause of action by Executive against the Company, whether predicated upon this or any other contract, shall not constitute a defense to the enforcement by the Company of said covenants.

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15.  Survival.  The provisions of Paragraphs 8 through 14 shall survive
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termination of this Agreement.

16.  Invalidity of Any Provision.  It is the intention of the parties hereto
     ---------------------------
that Sections 8 through 14 of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of this Agreement which shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable provisions. The parties further agree to alter the balance of this Agreement in order to render the same valid and enforceable.

17.  Applicable Law.  This Agreement is being executed in the State of Florida
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and shall be construed and enforced in accordance with the internal laws of the
Florida without giving effect to the conflicts laws of such state.

18.  Waiver of Breach.  The waiver by the Company of a breach of any provision
     ----------------
of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent breach by Executive.

19.  Successors and Assigns.
     ----------------------

     (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns, and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

     (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative under all circumstances.

20.  Entire Agreement.  This Agreement, together with any grants of stock option
     ----------------
as provided in that certain Incentive Stock Option Grant of even date herewith, under the Equity Plan contains the entire agreement of the parties. This Agreement may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, changes, modification, extension, or discharge is sought.

21.  Definitions.
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     For purposes of this Agreement, the following terms shall have the following meanings:

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     (a) "Act" shall mean the Securities Act of 1933, as amended.

     (b) "Accrued Compensation" shall mean an amount, including all amounts earned or accrued through the Termination Date but not paid as of the Termination Date including, (i) base salary of the Executive, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company as of the Termination Date, and (iii) bonuses and incentive compensation owed to the Executive.

     (c) "Board" shall mean the Board of Directors of the Company.

     (d) "Business of the Company" shall mean conducting research on banking and credit products and providing such information to consumers in print and electronic form and any other financial research business in which the Company has engaged in substantial activities.

     (e) The termination of the Executive's employment shall be for "Cause" if it is a result of:

         (i) any act that (A) constitutes, on the part of the Executive, fraud, dishonesty, gross malfeasance of duty, or conduct grossly inappropriate to the Executive's office, and (B) is demonstrably likely to lead to material injury to the Company or resulted or was intended to result in direct or indirect gain to or personal enrichment of the Executive including the misappropriation of funds or any act of common law fraud; or

         (ii)   habitual insobriety or substance abuse; or

         (iii) the conviction (from which no appeal may be or is timely taken) of the Executive of a felony or any crime involving moral turpitude; or

         (iv) willful misconduct or gross negligence by Executive in the performance of his duties, the willful failure of Executive to perform a material function of Executives duties hereunder, or Executive's engaging in a conflict of interest or other breach of fiduciary duty.

     provided, however, that in the case of clause (i) above, such conduct shall
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     not constitute Cause unless (A) there shall have been delivered to the
     Executive a written notice setting forth with specificity the reasons that the Board believes the Executive's conduct constitutes the criteria set forth in clause (i), (B) the Executive shall have been provided the opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires), and (C) after such hearing, the termination is evidenced by a resolution adopted in good faith by two-thirds of the members of the Board (other than the Executive).

     (f) A "Change in Control" shall mean the occurrence during the Term of any of the following events:

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         (i)    An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however,
                                                          --------  -------
     that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) or the acquisition of voting securities by a Person who, immediately prior to such acquisition, had Beneficial Ownership of 20% or more of the combined voting power of the Company's then outstanding voting securities shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by
     (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

         (ii) The individuals who, as of the date of this Agreement, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the
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     election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; provided, further, however,
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     that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

         (iii)  Approval by stockholders of the Company of:

                   (A) A merger, consolidation or reorganization involving the Company, unless

                     (1) the stockholders of the Company, immediately before
                such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting

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